Exhibit 99.2 Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, VA 20191 CONTACT: Ronald W. Johnston, Chief Financial Officer rjohnston@tier.com (571) 382-1000

Tier Technologies Names Alex P. Hart CEO

RESTON, VA, August 10, 2010 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of electronic payment solutions for the biller direct market, today announced the appointment of Alex P. Hart as president and chief executive officer.  He succeeds interim chief executive officer Charles W. Berger, who will continue as a member of the Board of Directors.  Mr. Hart will assume his responsibilities effective August 24, 2010.

Most recently, Mr. Hart was President of Fuelman FleetCard programs of FleetCor Technologies, the global leader in the fleet fuel card business.  Previously he was executive vice president and general manager of CheckFree Corporation's Electronic Banking Services Division. In this role, he was responsible for the daily operations and strategic direction of the division, as well as identifying business development opportunities, which included growing CheckFree's online banking and electronic payment relationships with financial institution clients and channel partners.  Mr. Hart served as president and CEO of Corillian Corporation, a leading provider of online banking and bill payment software and services, from 2002 until its acquisition by CheckFree in 2007 for $245 million in cash.  During his tenure at Corillian, Mr. Hart also worked as executive vice president of corporate development, where he led the company's efforts in mergers and acquisitions, equity investments, and strategic alliances.

Earlier in his career, Mr. Hart held a number of general management, business development and marketing roles at Microsoft and NationsBank.  He holds a bachelor's degree from Harvard University.

“Alex has deep expertise in payments and especially in the electronic bill payment arena.  His proven track record in implementing new technologies and market-driven strategies will be instrumental to executing our goals in the biller direct market,” said Charles W. Berger, interim chief executive officer.  Mr. Berger added, “I and my fellow Board members look forward to welcoming Alex to Tier.”

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides over 3,900 electronic payment clients in all 50 states and the District of Columbia with enhanced payment services that include multiple payment choices, payment channels, and bill payment products and services.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients primarily through its wholly-owned subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to:  general economic conditions, which affect Tier’s financial results in all our markets, which we refer to as “verticals,” particularly federal, state and local income tax and property tax verticals; the timing and the cost of consolidating our payment processing platforms and migrating our customers on to a consolidated platform; our ability to grow EPS Net Revenue while keeping costs relatively fixed; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; our ability to realize revenues from our business development opportunities; the impact of governmental investigations or litigation; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2010, filed with the SEC.